Exhibit 2.1

EXECUTION VERSION

AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT (this “Amendment”), dated as of May 31, 2021 (the “Amendment Date”), to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 14, 2021, is made by and among Eagle Parent Holdings L.P., a Delaware limited partnership (“Parent”), Eagle Merger Sub 1 Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“MergerCo 1”), Eagle Merger Sub 2 Corporation, a Delaware corporation and a wholly owned subsidiary of MergerCo 1 (“MergerCo 2”), Extended Stay America, Inc., a Delaware corporation (the “Company”), and ESH Hospitality, Inc., a Delaware corporation (“Hospitality” and together with the Company, the “Paired Entities”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

RECITALS

WHEREAS, Parent, MergerCo 1, MergerCo 2 and the Paired Entities entered into the Merger Agreement on March 14, 2021;

WHEREAS, Section 9.3 of the Merger Agreement provides that at any time before the adoption of the Merger Agreement by the stockholders of the Company and Hospitality, the parties thereto may amend the Merger Agreement, by execution of an instrument in writing signed on behalf of each of Parent, MergerCo 1, MergerCo 2, and the Paired Entities (and in the case of MergerCo 1, MergerCo 2, and the Paired Entities, by action taken or authorized by their respective boards);

WHEREAS, each of Parent, MergerCo 1, MergerCo 2 and the Paired Entities desires to amend certain terms of the Merger Agreement as set forth this Amendment and to make certain representations, warranties, covenants and agreements in connection with this Amendment;

WHEREAS, the Company Board and the Hospitality Board have each unanimously approved the Merger Agreement (as amended by this Amendment), the Mergers and the other transactions contemplated by the Merger Agreement (as amended by this Amendment) and determined that the Merger Agreement (as amended by this Amendment), the Mergers and the other transactions contemplated by the Merger Agreement (as amended by this Amendment) are advisable and in the best interest of their respective stockholders; and

WHEREAS, the general partner of Parent, and the respective Boards of Directors of MergerCo 1 and MergerCo 2, have each approved the Merger Agreement (as amended by this Amendment), the Mergers and the other transactions contemplated by the Merger Agreement (as amended by this Amendment) and determined that the Merger Agreement (as amended by this Amendment), the Mergers and the other transactions contemplated by the Merger Agreement (as amended by this Amendment) are advisable and in the best interest of their respective stockholders or partners, and each of Parent, as the sole stockholder of MergerCo 1, and MergerCo 1, as the sole stockholder of MergerCo 2, has executed and delivered a written consent adopting the Merger Agreement (as amended by this Amendment), in each case which consent will automatically be effective immediately after the execution and delivery of this Amendment by the parties hereto.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

1.    COMPANY MERGER CONSIDERATION. THE REFERENCE TO “$11.69” IN SECTION 2.1(D) OF THE MERGER AGREEMENT IS HEREBY AMENDED TO BE “$12.15”.

2.    Hospitality Merger Consideration. The reference to “$7.81” in Section 2.2(d) of the Merger Agreement is hereby amended to be “$8.35”.

3.    Representations and Warranties.

(a)    The Paired Entities. The Paired Entities hereby, jointly and severally, represent and warrant to Parent, MergerCo 1 and MergerCo 2 that:

i.    Each of the Paired Entities has all requisite corporate power and authority to execute and deliver this Amendment and, subject only to the Requisite Company Vote and the Requisite Hospitality Vote, to consummate the transactions contemplated by the Merger Agreement (as amended by this Amendment) and perform its obligations thereunder. The execution, delivery and performance by each of the Paired Entities of this Amendment and the consummation by each of the Paired Entities of the transactions contemplated by the Merger Agreement (as amended by this Amendment) have been duly and validly authorized by all necessary corporate action on the part of each of the Paired Entities, and, subject only to the Requisite Company Vote, the Requisite Hospitality Vote and the filing of the Company Certificate of Merger and the Hospitality Certificate of Merger with the DSOS, no other action or proceeding on the part of any Paired Entity is necessary to authorize the execution, delivery and performance by each of the Paired Entities of this Amendment or the consummation the transactions contemplated by the Merger Agreement (as amended by this Amendment). This Amendment has been duly executed and delivered by each of the Paired Entities and, assuming the due and valid authorization, execution and delivery hereof by Parent, MergerCo 1 and MergerCo 2, constitutes a valid and binding obligation of each of the Paired Entities, as the case may be, enforceable against each of the Paired Entities in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or other similar Laws relating to creditors’ rights and general principles of equity.

ii.    By resolutions duly unanimously adopted, and, except as permitted under Section 7.5 of the Merger Agreement, which have not been subsequently rescinded, withdrawn or modified in a manner adverse to Parent, each of the Company Board and the Hospitality Board has, at a meeting duly called and held, duly (i) determined that the Merger Agreement (as amended by this Amendment), the respective Mergers and the other transactions contemplated by the Merger Agreement (as amended by this Amendment) are advisable, fair to and in the best interest of the Company and Hospitality, respectively, and the stockholders of the Company and Hospitality, (ii) approved the Merger Agreement (as amended by this Amendment), the respective Mergers and the other transactions contemplated the Merger Agreement (as amended by this Amendment) and declared their advisability and (iii) recommended that the stockholders of the Company and Hospitality adopt the Merger Agreement (as amended by this Amendment) and directed that the Merger Agreement (as amended by this Amendment) be submitted for consideration by the Company’s and Hospitality’s stockholders at the Special Meetings.

(b)    Parent, MergerCo 1 and MergerCo 2. Parent, MergerCo 1 and MergerCo 2 hereby, jointly and severally, represent and warrant to the Paired Entities that: each of Parent, MergerCo 1 and MergerCo 2 has all requisite limited partnership or corporate, as applicable, power and authority to execute and deliver this Amendment and to consummate the transactions contemplated by the Merger Agreement (as amended by this Amendment) and perform its obligations under the Merger Agreement (as amended by this Amendment). The execution, delivery and performance by Parent, MergerCo 1 and MergerCo 2 of this Amendment and the consummation by Parent, MergerCo 1 and MergerCo 2 of the transactions contemplated by the Merger Agreement (as amended by this Amendment), have been duly and validly authorized by all necessary limited partnership or corporate, as applicable, action on the part of Parent, MergerCo 1 and MergerCo 2, and no other action or proceeding on the part of Parent, MergerCo 1 and MergerCo 2 is necessary to authorize this Amendment or the consummation of the transactions contemplated by the Merger Agreement (as amended by this Amendment). Parent, in its capacity as sole stockholder of MergerCo 1, will execute and deliver to MergerCo 1 a written consent adopting the Merger Agreement (as amended by this Amendment) immediately after the execution and delivery of this Amendment, and MergerCo 1, in its capacity as sole stockholder of MergerCo 2, will execute and deliver to MergerCo 2 a written consent adopting the Merger Agreement (as amended by this Amendment) immediately after the execution and delivery of this Amendment. This Amendment has been duly executed and delivered by each of Parent, MergerCo 1 and MergerCo 2 and, assuming the due authorization, execution and delivery of this Amendment by the Company and Hospitality, constitutes a legal, valid and binding obligation of each of Parent, MergerCo 1 and MergerCo 2, as the case may be, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors’ rights and general principles of equity.

4.    Interpretation. After giving effect to this Amendment, each reference in the Merger Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import referring to the Merger Agreement shall refer to the Merger Agreement as amended by this Amendment. Except as expressly provided in this Amendment, all references in the Merger Agreement to “the date hereof” and “the date of this Agreement” shall refer to March 14, 2021.

5.    Confirmation of Merger Agreement. Other than as expressly modified pursuant to this Amendment, all of the terms, covenants and other provisions of the Merger Agreement are hereby ratified and confirmed and shall continue to be in full force and effect in accordance with their respective terms.

6.    Counterparts. This Amendment may be executed in any number of .pdf or electronic signature counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute one and the same agreement.

7.    General Provisions. The provisions of Section 9.3, Section 9.4 and Article X of the Merger Agreement shall apply mutatis mutandis to this Amendment, and to the Merger Agreement (as modified by this Amendment), taken together as a single agreement, reflecting the terms therein as modified by this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, Parent, MergerCo 1, MergerCo 2, the Company and Hospitality have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

EAGLE PARENT HOLDINGS L.P.

By: Eagle Parent GP LLC, its general partner

By:	/s/ Scott Trebilco
	Name:	Scott Trebilco
	Title:	Managing Director and Vice President

By: Eagle Parent GP LLC, its general partner

By:	/s/ Akshay Goyal
	Name:	Akshay Goyal
	Title:	Senior Vice President

EAGLE MERGER SUB 1 CORPORATION

By:	/s/ Scott Trebilco
	Name:	Scott Trebilco
	Title:	Managing Director and Vice President

By:	/s/ Akshay Goyal
	Name:	Akshay Goyal
	Title:	Senior Vice President

EAGLE MERGER SUB 2 CORPORATION

By:	/s/ Scott Trebilco
	Name:	Scott Trebilco
	Title:	Managing Director and Vice President

By:	/s/ Akshay Goyal
	Name:	Akshay Goyal
	Title:	Senior Vice President

[Signature Page to Amendment to the Agreement and Plan of Merger]

EXTENDED STAY AMERICA, INC.

By:	/s/ Christopher Dekle
	Name:	Christopher Dekle
	Title:	General Counsel and Corporate Secretary

ESH HOSPITALITY, INC.

By:	/s/ Christopher Dekle
	Name:	Christopher Dekle
	Title:	General Counsel and Corporate Secretary

[Signature Page to Amendment to the Agreement and Plan of Merger]